 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

CARDIOVASCULAR SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

This Schedule 14A filing consists of the following communications from Cardiovascular Systems, Inc., a Delaware corporation (the “Company”), relating to the Agreement and Plan of Merger, dated February 8, 2023, by and among the Company, Abbott Laboratories, an Illinois corporation (“Abbott”), and Cobra Acquisition Co., a Delaware corporation and a direct, wholly-owned subsidiary of Abbott, and the proposed transactions thereunder:

•	Updated Employee Q&A

The item above was first used or made available on April 10, 2023.

Updated Employee Q&A

Q&A Document for Employees
For Internal Use Only – Do Not Forward or Distribute
4-10-23

Q. I noticed the Proxy Statement has been filed, what does that mean?
A. CSI stockholder approval is one of the closing conditions to the transaction with Abbott. As a public company, SEC regulations require that CSI file a Proxy Statement for the special stockholder meeting to vote on the transaction. The definitive Proxy Statement for the special stockholder meeting scheduled for April 27, 2023 was filed on March 23, 2023. While an important milestone, the transaction remains subject to satisfaction of all closing conditions, including approval of CSI stockholders and receipt of regulatory approvals.
Q. Will we be required to reapply for our existing jobs on day 1?
A. No, CSI employees will not need to reapply for their existing jobs. Upon the closing of the transaction, CSI employees become part of the Abbott organization.
Q. The Proxy Statement references the termination of the CSI 401(k) plan. If I participate in the CSI 401(k) plan, will my account balance go away?
A. No, participant account balances in the CSI 401(k) plan will not go away. As CSI transitions to Abbott benefits as part of integrating CSI into Abbott, there are generally two options with 401(k) plans: either merging of plans or termination of the existing CSI plan. The statement within the Proxy Statement simply notes that Abbott has the option to have CSI terminate its plan. CSI 401(k) plan account balances will either be distributed to participants (in which case each employee could direct that their account be rolled over into the Abbott 401(k) plan) or automatically merged into the Abbott plan, depending on the approach taken. Additional information will be shared as those decisions are made.
Q. Will I receive credit for medical plan deductibles paid while participating in the existing CSI plan?
A. Deductibles are not changing in our current medical plan, so eligible expenses will continue to apply to the deductible as normal. Further information on Abbott benefits will be provided after the transaction has closed and decisions are made.
Q. Will we continue to have Quarterly Excellence Awards?
A. Yes, we will continue to recognize the great work under this program for the foreseeable future. Further information on Abbott programs will be provided after the transaction has closed and decisions are made.
Q. Will the MN and TX snack, coffee, and food delivery services be maintained?
A. Yes, for the foreseeable future, CSI will continue to operate its regular food programs.

Q. Will the MN facility continue to have Taco Thursday?
A. Yes, for the foreseeable future, CSI will continue to operate its regular food programs.

Q. What is Abbott’s fiscal year?
A. Abbott follows a calendar fiscal year that ends on December 31.

Additional Information and Where to Find It
This communication has been prepared in respect of the proposed transaction involving Abbott Laboratories and Cardiovascular Systems, Inc. (“CSI”), and may be deemed to be soliciting material relating to the transaction. In connection with the transaction, on March 23, 2023, CSI filed a proxy statement on Schedule 14A relating to a special meeting of its stockholders with the Securities and Exchange Commission (the “SEC”). Additionally, CSI may file other relevant materials in connection with the transaction with the SEC. Investors and securityholders of CSI are urged to read carefully and in their entirety the proxy statement and any other relevant materials filed or that will be filed with the SEC when they become available because they contain or will contain important information about the transaction and related matters. The proxy statement has been mailed to CSI’s stockholders. Investors and securityholders will be able to obtain a copy of the proxy statement, as well as other filings containing information about the transaction that are filed by the Company with the SEC, free of charge on EDGAR at www.sec.gov or on the investor relations page of CSI’s website at investors.csi360.com.
Participants in the Solicitation
CSI and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of CSI in respect of the transaction. Information about CSI’s directors and executive officers is set forth in the proxy statement for CSI’s 2022 Annual Meeting of Stockholders, as revised, which was filed with the SEC on October 26, 2022, and its Annual Report on Form 10-K for the fiscal year ended June 30, 2022, which was filed with the SEC on August 18, 2022. Other information regarding the participants in the proxy solicitation and a description of their interests, which may, in some cases, be different than those of CSI’s stockholders generally, is contained in the proxy statement for the stockholder meeting, which was filed with the SEC on March 23, 2023, and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.
— Private Securities Litigation Reform Act of 1995 —
A Caution Concerning Forward-Looking Statements
Some statements in this communication may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. CSI cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed transaction on a timely basis or at all, the ability of the parties to satisfy the conditions precedent to consummation of the proposed transaction, including the ability to secure the applicable regulatory approvals on the terms expected, at all or in a timely manner, the effect of the announcement of the proposed transaction on the ability of CSI to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally, the response of competitors to the proposed transaction, risks associated with the disruption of CSI management's attention from ongoing business operations due to the proposed transaction, significant costs associated with the proposed transaction, potential litigation relating to the proposed transaction, restrictions during the pendency of the proposed transaction that may impact CSI’s ability to conduct its business, the ability of Abbott to successfully integrate CSI’s operations, and the ability of Abbott to implement its plans, forecasts and other expectations with respect to CSI’s business after the completion of the transaction and realize expected synergies. Economic, competitive, governmental, technological and other factors that may affect CSI’s operations are discussed in Item 1A, "Risk Factors," in CSI’s Annual Report on Form 10-K for the year ended June 30, 2022, and are incorporated herein by reference. CSI is providing the information in this communication as of this date. CSI undertakes no obligation to release publicly any revisions to the information included in this communication or any forward-looking statements as a result of new information, subsequent events or developments, except as required by law.